EXHIBIT 10.3
                                                                    ------------


                               AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


         Amendment No. 1 (the "AMENDMENT"), dated as of April 3, 2002, to the AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of December 4, 2001 by and between Change Technology Partners, Inc., a Delaware corporation ("CTPI"), and Franklin Capital Corporation, a Delaware corporation ("FRANKLIN"). All capitalized terms which are used but not otherwise defined herein shall have the meanings specified to such terms in the Agreement.

         WHEREAS, CTPI and Franklin are parties to the Agreement pursuant to which CTPI shall be merged with and into Franklin (the "MERGER"); and

         WHEREAS, CTPI and Franklin have agreed that CTPI shall make a loan to Excelsior Radio Networks, Inc., a Delaware corporation and a majority owned subsidiary of Franklin ("EXCELSIOR"), in an amount not to exceed $4,708,200 and a promissory note for such amount shall be issued to Change from Excelsior (the "NOTE"); and

         WHEREAS, CTPI and Franklin desire to amend a condition precedent to the Merger that CTPI have $9,000,000 cash on hand in cash and cash equivalent investments at the Closing to reflect that such $9,000,000 amount shall be reduced by the principal amount outstanding on the Note at the Closing; and

         WHEREAS, Franklin desires to consent to the loan of $4,708,200 from CTPI to Franklin as evidenced by the Note so that such loan and the transactions related thereto do not violate Section 5.1 of the Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. SECTION 6.2(D). Section 6.2(d) of the Agreement is hereby amended and restated in its entirety as follows:

         CASH ON HAND. At the Closing, CTPI shall have cash or cash equivalent investments on hand in an amount equal to not less than the excess of $9,000,000 over the sum of (i) the aggregate amount paid in cash by CTPI to Franklin from and after the date of this Agreement to purchase any capital stock of Franklin or any other properties or assets of Franklin, (ii) the aggregate principal outstanding on the promissory note (the "APRIL 2002 NOTE") dated April 3, 2002 issued to CTPI by Excelsior Radio Networks, Inc., a Delaware corporation and a majority owned subsidiary of Franklin and (iii) an amount equal to $260,000 for each period of 30 days (and a ratable proportion thereof for any period of less than 30 days) from the date of this Agreement to the Closing Date. CTPI shall deliver to Franklin a certificate, dated the Closing Date, signed by a senior executive officer of CTPI, to the effect that the condition contained in this
Section 6.2(d) has been satisfied.

         2. CONSENT OF FRANKLIN TO LOAN. Franklin hereby consents to CTPI's loan to Excelsior, in an amount not to exceed $4,708,200, as evidenced by the April 2002 Note and agrees that such loan and the transactions related thereto do not violate Section 5.1 of the Agreement.

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         3.       MISCELLANEOUS.

                  (a) COUNTERPARTS. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (b) GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed and delivered by their respective officers hereunto duly authorized on the first day above written.


                              CHANGE TECHNOLOGY PARTNERS, INC.


                              By:  /s/ William Avery
                                   --------------------------------------------
                                   Name:   William Avery
                                   Title:  President and Chief Executive Officer


                              FRANKLIN CAPITAL CORPORATION


                              By:  /s/ Stephen L. Brown
                                   --------------------------------------------
                                   Name:   Stephen L. Brown
                                   Title:  Chief Executive Officer